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                                [LOGO] MetLife(R)

                              INVESTMENT MANAGEMENT
                                 CODE OF ETHICS

                      RESTATED AND REVISED: AUGUST 1, 2007

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                                TABLE OF CONTENTS
                                -----------------

DEFINITIONS................................................................    1
INTRODUCTION...............................................................    3
   Statement of General Principles.........................................    3
REPORTING REQUIREMENTS.....................................................    4
   Board Reports...........................................................    4
   Access Persons..........................................................    4
   Initial Holdings Reports................................................    5
   Quarterly Transaction Reports...........................................    5
   Annual Holdings Reports.................................................    6
   MetLife, Inc. and Stock Options.........................................    6
   Independent Directors...................................................    7
   Confidentiality.........................................................    7
REPORTABLE FUNDS...........................................................    7
BLACKOUT PERIOD............................................................    8
OTHER RESTRICTIONS.........................................................    9
   Private Placements......................................................    9
   Initial Public Offerings................................................    9
   Service on the Board of a Publicly Traded Company.......................    9
GIFTS AND ENTERTAINMENT....................................................    9
REVIEW AND ENFORCEMENT.....................................................    9
   Review Officer..........................................................   10
   Sanctions...............................................................   11
RECORDS....................................................................   11
APPROVAL AND ADOPTION......................................................   11
APPENDIX A.................................................................   12
APPENDIX B.................................................................   13

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                          TABLE OF CONTENTS (CONTINUED)
                          -----------------

APPENDIX C.................................................................   14
   Initial Certification and Holdings Report...............................   15
   Quarterly Transaction Report............................................   18
   Annual Certification and Holdings Report................................   19
   Quarterly Transaction Report Form for Independent Directors.............   22

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                                   DEFINITIONS

The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1.   "Access Person" includes:

     (a)  Every member of a Fund or Managers' Board.

     (b) Every officer of a Fund or Manager, including assistant officers of a Manager such as Assistant Secretaries and Assistant Treasurers.

     (c) Every employee of a Fund or Manager or any entity in a control relationship to a Fund or Manager who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security for a Fund, or whose functions relate to the making of any recommendations with respect to purchases and sales.

     (d) Any natural person in a control relationship to a Fund or Manager who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Covered Security by a Fund.

     (e) Any director, officer or general partner of a Distributor who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

2. "Adviser" shall include any entity who, pursuant to a contract with a Manager, regularly furnishes advice to a Fund with respect to the desirability of investing in, purchasing, or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by a Fund.

3. "Automatic Investment Plan" means any program in which periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

4. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     Rule 16a-1(2) under the Exchange Act specifies that, to have beneficial ownership, a person must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. Thus, an Access Person may be deemed to have

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     beneficial ownership of securities held by members of his or her immediate family sharing the same household (i.e. spouse, parents and children), or by certain partnerships, trusts, corporations or other arrangements.

     Please see "Explanation of Beneficial Ownership" in Appendix B for
                                                         --------------
     additional examples of Beneficial Ownership.
     -------------------------------------------

5.   "Chief Compliance Officer" shall mean the CCO(s) of the Funds and Managers.

6. "Code of Ethics" or "Code" shall mean this document, the "MetLife Investment Management Code of Ethics".

7. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act, which states that "control" means "the power to exercise a controlling influence over the management of policies of a company, unless such power is solely the result of an official position with such company". Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation. This definition is subject to any amendments in text or interpretation of Section 2(a)(9).

8. "Covered Security" generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving securities or an index thereof, including any instrument, whose value is derived or based on any of the above. The term Covered Security includes any separate security, that is convertible into or exchangeable for, or which confers a right to purchase such security. The term Covered Security also includes closed-end funds and exchange traded funds ("ETF").

     The following securities are not Covered Securities:
                                  ---

          (a) Shares issued by an open-end registered investment company (mutual funds, other than Reportable Funds);

          (b)  Direct obligations of the U.S. government or any agency thereof;
               and

          (c) High-quality, short-term debt instruments such as bank certificates of deposit, repurchase agreements and commercial paper.

9. "Distributor" shall include any MetLife-affiliated broker-dealer firm serves as principal underwriter to any Fund, as set forth in Appendix A.
                                                                  ----------

10. "Independent Director" means a director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

11. "Fund" or "Funds" shall mean the MetLife-affiliated Investment Companies, including each of its separate series (each a "Portfolio"), as set forth in Appendix A.
     ----------

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12.  "Fund shareholders" means owners of any variable annuity contract or variable life insurance policy issued by a MetLife-affiliated insurance company or and qualified plans investing in the Funds.

13. "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

14. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 and 506 thereunder. Limited offerings are often referred to as "private placements" and many unregistered investment vehicles such as hedge funds, private equity funds and venture capital funds are offered pursuant to these exemptions.

15. "Manager" shall mean the MetLife-affiliated Investment Advisers to the Funds, as set forth on Appendix A.
                            ----------

16. "Reportable Fund" means any investment company that is registered under the 1940 Act for which a Manager serves as an investment adviser or whose investment adviser or principal underwriter controls the Manager, is controlled by the Manager or is under common control with the Manager.

17. "Review Officer" shall mean the person charged with the responsibility to receive reports and notices required by this Code, and to accomplish any other requirement of this Code related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities or persons covered by this Code.

18.  "SIP" shall mean the MetLife Savings & Investment Plan and Auxiliary SIP.

19.  "1940 Act" shall mean the Investment Company Act of 1940, as amended.

                                  INTRODUCTION

The purpose of this Code is to (i) minimize conflicts and potential conflicts of interest between employees of the Funds, Managers, and Distributors (or of any company in a control relationship with the Funds, Managers and Distributors) (collectively, the "Firm") and the Funds, and between Fund directors or trustees and the Funds, (ii) provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 of the 1940 Act and Rule 204A-1 of the Investment Advisers Act of 1940, as amended, and (iii) prevent fraudulent and other manipulative practices with respect to purchases or sales of securities held or to be acquired by the Funds.

                         STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Firm by Fund Shareholders, and to give effect to the Firm's shared belief that operation of the Funds should be directed to the benefit of

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the Funds' shareholders, the Firm hereby adopts the following general principles to guide the actions of the directors, trustees, officers and employees:

     (i) The interests of the Funds' shareholders must be placed first at all times;

     (ii) All personal transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     (iii) No associate of the Firm shall take inappropriate advantage of their position.

This Code does not attempt to identify all possible conflicts of interest and literal compliance with each of the specific procedures will not shield an Access Person from liability for personal trading or other conduct that violates a fiduciary duty to Fund shareholders. In addition to the specific prohibitions contained in this Code, each Access Person is subject to a general requirement not to engage in any act or practice that would defraud a Fund's shareholders or ther clients of the Firm.

                             REPORTING REQUIREMENTS

                                  BOARD REPORTS

No less frequently than annually, each Fund, Manager, Distributor and Adviser must furnish to its respective Fund Board for the Board's consideration, a written report that: (i) describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that the Fund, Manager, Distributor and Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                                 ACCESS PERSONS

Each Access Person shall file the reports listed below with the Review Officer or his designee.

                                      NOTE
                                      ----

* All Access Persons must file the reports described below even if an Access Person has no holdings, transactions or accounts to report.

* An Access Person need not make a report under this section with respect to transactions effected for, and Covered Securities held in, any account of which the person has no direct or indirect influence or control.

*    Sample copies of all required reports are included in Appendix C of this
                                                           ----------
     Code and may also be obtained upon request from the Review Officer.

*    The reporting requirements do not apply to the Independent Directors.
                                ------

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INITIAL HOLDINGS REPORTS

Each Access Person shall report to the Review Officer, no later than 10 days after becoming an Access Person, the following information (which information must be current as of a date no more than 45 days prior to the date of becoming an Access Person):

     (a) The title, number of shares (for equity securities) and principal amount (for debt securities) of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

     (b) The name of any broker, dealer or bank where the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

     (c) The date that the report is submitted to the Review Officer by the Access Person.

The Initial Securities Report also requires each Access Person to confirm that he or she has received, read, and understands the Code and recognizes that he or she is subject thereto, and that he or she will comply with the requirements of the Code.

QUARTERLY TRANSACTION REPORTS

Each Access Person shall report to the Review Officer, no later than 30 days after the end of each calendar quarter, the following information:

     (a)  With respect to any transaction in any Covered Security in which such
                              -----------
          Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in a Covered Security:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or principal amount of each Covered Security;

               (ii) The nature of the transaction (e.g., purchase, sale, gift or any other type of acquisition or disposition);

               (iii) The price at which the transaction in the Covered Security was effected;

               (iv) The name of the broker, dealer or bank with or though which the transaction was effected; and

               (v) The date that the Access Person submitted the report to the Review Officer.

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     (b)  With respect to any newly established account of an Access Person in
                                                -------
          which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii)  The date the account was established; and

               (iii) The date that the report is submitted by the Access Person.

     (c) An Access Person need not make a quarterly transaction report under this section with respect to transactions effected pursuant to an automatic investment plan. In addition, subsequent premium payments for a MetLife variable product need not be reported, if the premium payments are funded by an automatic deduction from a bank or money market account.

ANNUAL HOLDINGS REPORTS

Each Access Person shall report to the Review Officer annually the following information (which must be current as of a date no more than 45 days before the report is submitted):

     (a) The title, number of shares or principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

     (b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

     (c) The date that the report is submitted to the Review Officer by the Access Person.

In addition, each Access Person must certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each Access Person must certify annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

METLIFE, INC. AND STOCK OPTIONS

Shares of MetLife, Inc. that were acquired in the open market and are held in a brokerage account, in an account of an immediate family member, trust, or an account for which an Access Person is deemed a Beneficial Owner must be included on any Access Person's initial and annual holdings reports and quarterly transaction reports.

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Vested options to buy MetLife, Inc. stock must also be reported on initial and annual holdings reports. Options that have not yet vested need not be reported until such time as they are vested. An exercise of MetLife options should be reported on the appropriate quarterly transaction report.

MetLife, Inc. shares acquired through a MetLife Performance Share Grant must be reported as holdings on an Access Person's initial and annual holdings reports.

Allocations to the MetLife Company Stock Fund in an Access Person's SIP and shares of MetLife, Inc. that have been deferred in accordance with the MetLife Deferred Compensation Plan for MetLife, Inc. officers into the MetLife Deferred Shares Fund need not be reported on an Access Person's personal securities transaction report.

                              INDEPENDENT DIRECTORS

An Independent Director of a Fund need only report a transaction in a Covered Security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of a Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such Covered Security was purchased or sold by the Fund or was being considered by the Fund or its investment adviser for purchase or sale by the Fund. Independent Directors do not have to file initial and annual holdings reports with the Review Officer.

                                 CONFIDENTIALITY

All reports of securities transactions and any other information filed with the Firm pursuant to this Code shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Firm) any information regarding securities transactions made or being considered by or on behalf of any Portfolio of a Fund.

                                REPORTABLE FUNDS

Reportable Funds are mutual funds for which a Manager or one of its affiliated companies serves as an investment adviser, sub-adviser or principal underwriter. The term Reportable Fund includes any mutual funds underlying variable annuity and variable life insurance products of MetLife and its affiliates. Reportable Funds are included within the definition of Covered Securities, and therefore,
      ------------
must be included in an Access Person's initial and annual holdings reports.

Further, any transactions in the underlying funds, including transferring money among the underlying funds and investing non-automated premium payments, must to be reported in the quarterly transaction reports.


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                                 BLACKOUT PERIOD

If an Access Person has actual knowledge that a Covered Security (or any closely related security) has been purchased of sold by a Fund or is being considered for purchase or sale by a Fund or that there is a pending buy or sell order for a Covered Security, that Access Person may not purchase or sell that Covered Security within the seven calendar days immediately before or after the day on which the Fund purchases or sells that Covered Security. If any such transactions occur, the Firm will generally require any profits from the transactions to be disgorged for donation to charity. This blackout period commences on such date that the Access Person obtains actual knowledge as described above.

This blackout period does NOT apply to (i) transactions of the Independent
                          ---
Directors, (ii) purchases and sales of any common or preferred stock that is publicly traded and is issued by a company that has, at the most recent fiscal quarter-end before trade date, a stock market capitalization of at least 5 billion U.S. dollars (or the equivalent in foreign currency), or (iii) the following exempt transactions:

     (a) Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control;

     (b) Purchases or sales of securities which are non-volitional on the part of either the Access Person or the Fund;

     (c) Purchases or sales of securities in a discretionary investment advisory account, in which an Access Person has a Beneficial Ownership interest (either alone or with others), managed by a registered investment adviser who is not a family relative (including in-laws) of the Access Person if the Access Person did not have knowledge of the transaction until after the transaction has been executed; provided that the Access Person had previously identified the account to the Review Officer;

     (d) Transactions that occur by operation of law or under any other circumstance in which the Access Person has Beneficial Ownership, but does not exercise any discretion to buy or sell or make recommendations to a person who exercises such discretion;

     (e) Purchases of Covered Securities pursuant to an Automatic Investment Plan; and

     (f) Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by the Access Person and received by the Access Person from the issuer.

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                               OTHER RESTRICTIONS

The following restrictions apply to all Access Persons (other than Independent Directors).

                               PRIVATE PLACEMENTS

No Access Person may acquire Beneficial Ownership in any security (not just Covered Securities) in a private placement without obtaining, in advance of the transaction, written preclearance for that transaction from the Chief Compliance Officer. The Chief Compliance Officer may revoke preclearance anytime after it is granted. The Chief Compliance Officer may also deny or revoke preclearance for any reason.

                            INITIAL PUBLIC OFFERINGS

No Access Person may acquire a Covered Security as part of an initial public offering by an issuer.

                SERVICE ON THE BOARD OF A PUBLICLY TRADED COMPANY

To avoid conflicts of interest, inside information and other compliance and business issues, all Access Persons are prohibited from serving as a member of the board of any for-profit or publicly held organization or company, except with advance written approval from the Chief Compliance Officer. This restriction does not apply to service on the board of any parent company or affiliate of the Firm.

                        GIFTS AND BUSINESS ENTERTAINMENT

No Access Person shall accept or receive any gift of more than DE MINIMIS value (e.g., $100) from any person or entity that does business with or on behalf of the Firm, provided, that receipt of the following shall not be prohibited:

     (a) An occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise the question of impropriety.

     (b) A breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

     (c)  A gift approved in writing by the Chief Compliance Officer.

                             REVIEW AND ENFORCEMENT

The Review Officer shall review all Access Persons' personal securities transactions reports to determine whether there is any evidence of suspicious activity. The following factors may be considered in determining whether there is evidence of suspicious activity:

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     (a)  the number and dollar amount of the transaction(s);

     (b) the trading volumes and/or trading patterns of transactions in Covered Securities;

     (c) the length of time a Covered Security is held in an Access Person's reportable account;

     (d)  the Access Person's access to Fund portfolio holding information; and

     (e) the Access Person's involvement in the investment process of the Fund(s).

In the event there is any evidence of suspicious activity based upon the review of an Access Person's personal securities transaction report, the Review Officer shall conduct a more detailed review of such Access Person's trading activity. This review may consist of comparing all reported personal securities transactions of the Access Person for the quarter with the actual transactions of each Portfolio of the relevant Fund.

This review may also consist of: (i) comparing all reported personal securities transactions of the Access Person with a list, if such list exists, of all securities being considered for purchase or sale by any Portfolio of the Funds; and (ii) reviewing the securities transactions for PATTERNS of transactions that would indicate that an Access Person used confidential information regarding the trading activity in a Portfolio of a Fund as a basis for buying or selling securities.

It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealings have been violated. Before making any determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional explanatory material regarding the facts and circumstances surrounding the trade or trades in question.

Lastly, in addition to improper trading activities, failure to comply with the reporting requirements may also constitute a violation of the Code. This includes making inaccurate or misleading reports or statements concerning trading activity and securities accounts and failing to file the required reports.

                                 REVIEW OFFICER

If the Review Officer is an Access Person, the Review Officer shall submit the reports required under this Code, with respect to his or her own personal securities transactions, to an Alternate Review Officer, as designated by the Chief Compliance Officer. The Alternate Review Officer designated to receive and review the Review Officer's reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under the Code of Ethics.

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                                    SANCTIONS

The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. Violations of either the letter or the spirit of the Code, may result in the imposition of penalties or fines, reduced compensation, demotions, disgorgement of trade gains, unwinding of the trade, suspension or termination of employment or any combination of the foregoing.

                                     RECORDS

The Firm and each Adviser shall maintain records in the matter and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

     (a) A copy of the Code shall be preserved in an easily accessible place (including for five (5) years after this Code is no longer in effect).

     (b) A record of any violation of the Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

     (c) A copy of each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     (d) A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                              APPROVAL AND ADOPTION

The Board of each Fund, including a majority of the Independent Directors, must approve this Code and the respective code of ethics of each Adviser.

Prior to initially approving any proposed new or additional Adviser for a Fund, the respective Board must approve the proposed new or additional Adviser's code of ethics. Within 6 months of adoption of any material change to this Code or the code of ethics of an Adviser, the relevant party must provide the material changes to the respective Board for approval and the Board must approve the material changes to the relevant code.

This Code may be amended as necessary or appropriate with the approval of the Boards and is subject to interpretation by the Boards in their discretion.

                                       11

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                                   APPENDIX A

           METLIFE-AFFILIATED ENTITIES SUBJECT TO THIS CODE OF ETHICS:

Metropolitan Series Fund, Inc.
Metropolitan Series Fund, II
Met Investors Series Trust
MetLife Advisers, LLC
Met Investors Advisory, LLC
MetLife Securities, Inc.,
(as principal underwriter)
MetLife Investors Distribution Company

                                       12

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                                   APPENDIX B

                       EXPLANATION OF BENEFICIAL OWNERSHIP

An Access Person will generally be deemed the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. Pecuniary interest is the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities. The following are examples of an indirect pecuniary interest in securities:

     . Securities held by members of an Access Person's IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these securities will not provide the Access Person with any economic benefit.

          IMMEDIATE FAMILY means any spouse or equivalent domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     . Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

     . Securities owed by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

     . Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank trust company or other manager, unless the securities are held in a "blind
                                    ------
          trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account.

     .    Securities in a person's individual retirement account.

     . Securities in a person's 401k account or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

     .    Securities owned by a trust of which the person is either a trustee or
                                                                      -------
          a beneficiary.
            -----------

     . Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or though a nominee, custodial or "street name" account).

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                                   APPENDIX C

                              CODE OF ETHICS FORMS

1.   Initial Certification and Holdings Report
2.   Quarterly Transaction Report
3.   Annual Certification and Holdings Report
4.   Independent Directors Quarterly Transaction Report

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                          METLIFE INVESTMENT MANAGEMENT

                    INITIAL CERTIFICATION AND HOLDINGS REPORT
                    -----------------------------------------

NOTE: This form must be completed by ALL Access Persons subject to the Reporting
                                     ---
Obligations in the Code and filed with the Review Officer no later than ten (10) days after becoming an Access Person under the Code of Ethics. Capitalized terms herein have the meanings set forth in the Code of Ethics.

Name of Access Person:
                       ----------------------------------

Date I Became an Access Person (the "Reporting Date"):
                                                       ------------------

Date Received by Review Officer:
                                 --------------

INITIAL HOLDINGS REPORT (CHECK ANY THAT APPLIES):
-------------------------------------------------

[ ]  I had no  Beneficial  Ownership of any Covered  Securities on the Reporting
     Date.

[ ] Listed on the attached form are Covered Securities in which I had Beneficial Ownership as of a date 45 days prior to the Reporting Date.

[ ] I have attached account statement(s) listing Covered Securities in which I had Beneficial Ownership as of a date 45 days prior to the Reporting Date./1/

[ ]  I have reported a beneficial interest in a Reportable Fund.

ACCOUNTS WITH BROKERS, DEALERS, INVESTMENT MANAGERS AND/OR BANKS (CHECK ONE):
-----------------------------------------------------------------------------

[ ] As of the Reporting Date, I did not have any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not Covered Securities) are held, and with respect to which I have Beneficial Ownership.

[ ] All accounts that I maintain with brokers, dealers, investment managers or banks in which securities (including securities which are not Covered Securities) are held, and with respect to which I have Beneficial Ownership as of the Reporting Date are set forth below.

----------
/1/ Copies of brokerage statements or confirmations ("Statements") will be accepted in place of completing the attached Initial Report of Covered Securities, if such Statements are attached to this signed report and provided that the Statements contain all of the information required to be
     --------
     reported herein.

                                             Relationship to Me:
Name of Institution:   Owner(s) of Record:   (if not under my name)
--------------------   -------------------   ----------------------
--------------------   -------------------   ----------------------
--------------------   -------------------   ----------------------
--------------------   -------------------   ----------------------

INITIAL CERTIFICATION
---------------------

I hereby certify that I have read and understood the Code of Ethics for the Funds, the Manager and Distributor and will keep a copy of the Code of Ethics for future reference. I also hereby certify that for purposes of the Code of Ethics I am classified as an Access Person and as such, I understand my responsibilities under the Code of Ethics and agree to comply with all of its terms and conditions. In particular, I understand that the Code of Ethics applies to me and to all investments for which I have Beneficial Ownership.

In connection therewith, I agree to:

     . file with the Review Officer and maintain on a current basis a list of all brokerage accounts of which I have Beneficial Ownership;

     . be personally responsible for determining if any security transactions for any brokerage account(s) of which I have Beneficial Ownership is prohibited by the Code of Ethics or any other policy statement of MetLife, Inc.

     . I will notify the Review Officer if a brokerage account is opened or closed. If the chart above is "blank," I certify that neither I nor any member of my family who resides with me or any other person who resides with me currently maintains a brokerage account.

All information provided in this Initial Certification and Holdings Report is true and complete to the best of my knowledge.


--------------------                         -----------------------------------
Date                                         Signature

                    INITIAL REPORT OF ALL COVERED SECURITIES
                    ----------------------------------------

Name of Access Person:
                      ------------------------------------

TITLE/DESCRIPTION OF COVERED SECURITIES
(include exchange ticker symbol or CUSIP number,         NUMBER OF SHARES (or Principal Amount, if not a
interest rate and maturity date, as applicable)          stock)
------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

------------------------------------------------------   -----------------------------------------------------

NOTE: Please use additional sheets as needed.


----------------------                  ----------------------------------------
Date                                    Signature

                          QUARTERLY TRANSACTION REPORT
                          ----------------------------

This form must be completed by ALL MetLife Fund or Adviser Access Persons subject to the reporting obligations in a MetLife-affiliated Code of Ethics and filed with the Review/Code Officer no later than 15 days after each calendar quarter. THIS FORM MUST BE COMPLETED REGARDLESS OF WHETHER YOU HAVE ANY TRANSACTIONS TO REPORT.

For The Quarter Ended:                              Due No Later Than:                Date Received by Review Officer:
----------------------------------------   -----------------------------------   -----------------------------------------

Name of Access Person (PRINT NAME):
----------------------------------

--------------------------------------------------------------------------------------------------------------------------

If you have no transactions to report on this form, please check here
                                                                      ------------

If you are reporting a transaction in a Reportable Fund, please check here
                                                                           -----------

           SECURITY                DATE        NATURE OF TRANSACTION         SHARES        PRICE       BROKER/DEALER/BANK
                                              (PURCHASE, SALE, ETC.)
-------------------------------- --------- ------------------------------ -------------- ----------- ---------------------

-------------------------------- --------- ------------------------------ -------------- ----------- ---------------------

-------------------------------- --------- ------------------------------ -------------- ----------- ---------------------

-------------------------------- --------- ------------------------------ -------------- ----------- ---------------------

-------------------------------- --------- ------------------------------ -------------- ----------- ---------------------

-------------------------------- --------- ------------------------------ -------------- ----------- ---------------------

                           NEW ACCOUNTS WITH BROKERS, DEALERS, INVESTMENT MANAGERS AND/OR BANKS:
                           ---------------------------------------------------------------------

If during the previous quarter any new accounts were established with brokers, dealers, investment managers or banks in
                                   ---
which securities (including securities which are not Covered Securities) were held and with respect to which you have
Beneficial Ownership, please list such accounts below. Please do not list any previously reported accounts.

   DATE ESTABLISHED          NAME OF INSTITUTION              OWNER(S) OF RECORD                     RELATIONSHIP
------------------------ ----------------------------- ---------------------------------- --------------------------------

------------------------ ----------------------------- ---------------------------------- --------------------------------

------------------------ ----------------------------- ---------------------------------- --------------------------------

                                              CONFLICT OF INTEREST POTENTIAL

With respect to any trade reported by you under the Code during the previous quarter, please report any factors currently known by you which could potentially pose a conflict of interest, including the existence of any substantial economic relationship between your transactions and transactions of securities held or to be acquired by any Portfolio. If such factors exist, please explain on a separate sheet of paper, signed and dated by you, and attach it to this form.

I hereby certify that I have reported all transactions during the last quarter required to be reported by me pursuant to the Code and that I have complied with all aspects of the Code during the previous calendar quarter.

PRINT NAME:
           ---------------------------------------------------------------------------------------------------------


SIGNATURE:                                                            DATE:
           ----------------------------------------------------------       -------------

In lieu of completing transaction information above, you may attach copies of your brokerage statements or confirmations to this signed report, provided that the brokerage statements or confirmations contain all the information required to be
                       --------
reported above.

Please send your completed form to Jason Feldman, Assistant Compliance Director, One MetLife Plaza, 27-01 Queens Plaza
North, Area 5A Long Island City, NY 11101. If you prefer, for purposes of confidentiality, you may send it to Jeffrey P.
Halperin at the same address.

                          METLIFE INVESTMENT MANAGEMENT

                    ANNUAL CERTIFICATION AND HOLDINGS REPORT
                    ----------------------------------------

This form must be completed by ALL MetLife Fund or Adviser Access Persons
                               ---
subject to the Reporting Obligations in a MetLife-affiliated Code of Ethics and filed with the Review Officer no later than JANUARY 31, 200X.

Capitalized terms herein have the meanings set forth in the Code of Ethics.

Name of ACCESS PERSON:
                       --------------------------------------

Calendar Year Covered by this Report:
                                      --------------

Date received by REVIEW OFFICER:
                                 -------------

ANNUAL CERTIFICATION
--------------------

I hereby certify that during the year covered by this report I complied with all applicable requirements of the Code(s) of Ethics, and have reported to the Review Officer all transactions required to be reported under the Code(s) of Ethics.

ANNUAL HOLDINGS REPORT (CHECK ANY THAT APPLIES):
------------------------------------------------

[ ] As of December 31 of the most recently completed calendar year, I did not have any Beneficial Ownership of any Covered Securities.

[ ] On the attached form are Covered Securities in which I had Beneficial Ownership as of December 31 of the most recently completed calendar year.

[ ] I have attached account statement(s) listing or listing Covered Securities in which I had Beneficial Ownership as of December 31 of the most recently completed calendar year./1/

[ ]  I have reported a beneficial interest in a Reportable Fund.

----------
/1/ Copies of brokerage statements or confirmations ("Statements") will be accepted in place of completing the attached Initial Report of Covered Securities, if such Statements are attached to this signed report and provided that the Statements contain all of the information required to be reported herein.

ACCOUNTS WITH BROKERS, DEALERS, INVESTMENT MANAGERS AND/OR BANKS (CHECK ONE):
-----------------------------------------------------------------------------

[ ] As of December 31 of the most recently completed calendar year, I did not have any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not Covered Securities) were held and with respect to which I had Beneficial Ownership.

[ ] All accounts that I maintained, as of December 31 of the most recently completed calendar year, with brokers, dealers, investment managers or banks in which securities (including securities which are not Covered Securities) were held and with respect to which I had Beneficial Ownership are listed below:

                                                                                 Relationship to Me:
Name of Institution:                     Owner(s) of Record:                    (if not under my name)
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

All information provided in this Annual Certification and Holdings Report is true and complete to the best of my knowledge.


                                           Signed:
                                                   -----------------------------

                                           Date:
                                                -----------------

                     ANNUAL REPORT OF ALL COVERED SECURITIES
                     ---------------------------------------

Name of Access Person:
                       ------------------------------------

TITLE/DESCRIPTION OF COVERED SECURITIES                     NUMBER OF SHARES (or Principal Amount,
(include exchange ticker symbol or CUSIP number, interest   if not a stock)
rate and maturity date, as applicable)
---------------------------------------------------------   --------------------------------------
---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

---------------------------------------------------------   --------------------------------------

NOTE: All information should be reported as of December 31 of the most recently completed calendar year. Please use additional sheets as needed.


----------------------------                   ---------------------------------
Date                                           Signature

                          METLIFE INVESTMENT MANAGEMENT

                      QUARTERLY TRANSACTION REPORT FORM FOR
                              INDEPENDENT DIRECTORS

NOTE: This form must be completed by Independent Directors only in the following circumstances:

..    If you had Beneficial Ownership in a Covered Security; and

..    At the time of the transaction you knew or you should have known (as part of your ordinary duties as a director) that during the 15 days before or after your purchase or sale, such security was purchased or sold or was being considered for purchase or sale, by any Portfolio of a Fund.

Please file this form with the Review Officer no later than 30 DAYS after the relevant calendar quarter. Defined terms herein have the meanings set forth in the Code of Ethics.

Name of Independent Director:
                              -----------------------------------

For The Quarter Ended:
                       ---------------

Date Received By Review Officer:
                                 ---------------

QUARTERLY TRANSACTIONS
----------------------

Security
(Including Interest Rate                                       Shares
  and Maturity Date if            Nature of Transaction    (or Principal             Broker/Dealer/Bank
       Applicable)         Date   (Purchase, Sale, Gift)      Amount)      Price   Effecting Transaction
------------------------   ----   ----------------------   -------------   -----   ---------------------
------------------------   ----   ----------------------   -------------   -----   ---------------------
------------------------   ----   ----------------------   -------------   -----   ---------------------
------------------------   ----   ----------------------   -------------   -----   ---------------------
------------------------   ----   ----------------------   -------------   -----   ---------------------
------------------------   ----   ----------------------   -------------   -----   ---------------------
------------------------   ----   ----------------------   -------------   -----   ---------------------

Conflict of Interest Potential:
-------------------------------

With respect to any trade reported by you under the Code of Ethics during the last quarter, please identify in the box below any factors currently known by you which could potentially pose a conflict of interest, including the existence of any substantial economic relationship between your transactions and transactions of securities held or to be acquired by any Portfolio of the Trust.

I hereby certify that I have reported all transactions during the last quarter required to be reported by me pursuant to the Code of Ethics and that I have complied with all aspects of the Code of Ethics during the previous calendar quarter.


                                         Signature:
                                                    ----------------------------

                                         Date:
                                               ---------------------------------

Copies of brokerage statements or confirmations will be accepted in place of above if attached to this signed report, provided that the confirmation
                                         --------
statements contain all the information required to be reported above.

Please send your completed form to Jason Feldman, One MetLife Plaza, Area 5A, Long Island City, NY 11101. If you prefer, for purposes of confidentiality, you may send it to Jeffrey P. Halperin at the same address.